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                                                                      EXHIBIT 23


            [LETTERHEAD OF MILLER COOPER & CO., LTD. APPEARS HERE]


September 8, 1995


Securities and Exchange Commission
Washington, D.C. 20549

To Whom It May Concern:

Miller, Cooper & Co., Ltd. consents to the inclusion of its audit report on Safety Centers, Inc. at July 31, 1994 and 1993 and for the years then ended in the Form 8-K/A Amendment to Application Report of Vallen Corporation dated July 24, 1995.

Very truly yours,

MILLER, COOPER & CO., LTD.


/s/ Philip H. Graff
Philip H. Graff, Principal
PHG:sg